Exhibit 99.1

VECTOR ACQUISITION CORPORATION

PRO FORMA BALANCE SHEET

	Actual as of September 29, 2020	Pro Forma Adjustments		As Adjusted as of September 29, 2020
		(unaudited)		(unaudited)
ASSETS
Current Assets
Cash	$924,370	$—		$924,370
Prepaid expenses	429,400	—		429,400
Total Current Assets	1,353,770	—		1,353,770

Cash held in Trust Account	300,000,000	20,000,000	(a)	320,000,000
		(400,000)	(b)
		4000,000	(d)
Total Assets	$301,353,770	$20,000,000		$321,353,770

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deferred underwriting fee payable	$10,500,000	$700,000	(c)	$11,200,000
Total Liabilities	10,500,000	700,000		11,200,000

Commitments and Contingencies

Class A ordinary shares subject to possible redemption, 28,585,376 and 30,515,376 shares at $10.00 per share	285,853,760	19,300,000	(f)	305,153,760

Shareholders’ Equity:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—		—
Class A ordinary shares, $0.0001 par value; 450,000,000 shares authorized; 1,414,624 and 1,484,624 shares issued and outstanding (excluding 28,585,376 and 30,515,376 shares, respectively, subject to possible redemption)	141	200	(a)	148
		(193)	(f)

Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 8,625,000 shares issued and outstanding (1)	863	(63)	(e)	800

Additional paid-in capital	5,017,854	19,999,800	(a)	5,017,910
		(400,000)	(b)
		(700,000)	(c)
		400,000	(d)
		(19,299,807)	(f)
		63	(e)

Accumulated deficit	(18,848)	—		(18,848)
Total Shareholders’ Equity	5,000,010	—		5,000,010
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$301,353,770	$20,000,000		$321,353,770

(1)	Includes up to 625,000 shares subject to forfeiture as a result of the underwriters’ election to partially exercise their over-allotment option.

See accompanying note to the pro forma balance sheet.

VECTOR ACQUISITION CORPORATION

NOTE TO PRO FORMA BALANCE SHEET

(unaudited)

NOTE 1 - CLOSING OF OVER-ALLOTMENT OPTION

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of Vector Acquisition Corporation (the “Company”) as of September 29, 2020, adjusted for the partial closing of the underwriters’ over-allotment option and related transactions, which occurred on October 20, 2020, as described below.

On October 20, 2020, the Company consummated the closing of the sale of 2,000,000 additional units (the “Units”) at a price of $10.00 per unit upon receiving notice of the underwriters’ election to partially exercise their over-allotment option, generating additional gross proceeds of $20,000,000 to the Company. Each Unit consists of one Class A ordinary share (the “Ordinary Share”) and one-third of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one Ordinary Share at a price of $11.50 per share. Simultaneously with the exercise of the over-allotment option, the Company consummated the private placement of an additional 266,667 warrants (the “Private Placement Warrants”), at a purchase price of $1.50 per Private Placement Warrant, to Vector Acquisition Partners, L.P., generating gross proceeds of $400,000. Transaction costs amounted to $1,100,000, consisting of $400,000 in cash underwriting fees and $700,000 of additional underwriting fees, which have been deferred until the completion of the Company’s Business Combination. As a result of the underwriters’ election to partially exercise their over-allotment option, 625,000 Founder Shares were forfeited and 500,000 Founder Shares are no longer subject to forfeiture. Pro forma adjustments to reflect the exercise of the underwriters’ over-allotment option are as follows:

	Pro forma entries:	Debit	Credit
a.	Cash held in Trust Account	20,000,000
	Class A ordinary shares		200
	Additional paid-in capital		19,999,800
	To record sale of 2,000,000 Units on over-allotment option at $10.00 per Unit.

b.	Additional paid-in capital	400,000
	Cash held in Trust Account		400,000
	To record payment of 2.0% of cash underwriting fee on over-allotment option.

c.	Additional paid-in capital	700,000
	Deferred underwriting fee payable		700,000
	To record the liability for the 3.5% deferred underwriting fees on over-allotment option.

d.	Cash held in Trust Account	400,000
	Additional paid in capital		400,000
	To record sale of 266,667 over-allotment Private Placement Warrants at $1.50 per warrant.

e.	Class B ordinary shares	63
	Additional paid in capital		63
	To record forfeiture of 625,000 Founder Shares

f.	Class A ordinary shares	193
	Additional paid-in capital	19,299,807
	Ordinary shares subject to redemption		19,300,000
	To reclassify Class A ordinary shares out of permanent equity into mezzanine redeemable shares.